UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of earliest event reported): September 20, 2021

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 20, 2021, CytoDyn Inc. (the “Company”) issued a press release announcing the resolution of its lawsuit brought in the United States District Court for the District of Delaware against the activist group led by Paul Rosenbaum and Bruce Patterson.

A copy of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated September 20, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2021		CYTODYN INC.

	By:	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer

Exhibit 99.1

CytoDyn Announces Resolution of Federal Litigation with Rosenbaum/Patterson Activist Group

Activist Group Made Numerous Concessions, Including Dissolving Schedule 13D Group and Making Corrective and New Disclosures

New Disclosures Clearly Show Activist Group Has Been Misleading Shareholders Around Group’s Conflicts of Interest, Sources of Funding and Agenda

Litigation in Delaware Court of Chancery to Determine Validity of Activist Group’s Nominations Remains Pending, with Hearing Set for October 6, 2021

VANCOUVER, Washington – September 20, 2021 – The Board of Directors (the “Board”) of CytoDyn Inc. (OTCQB: CYDY) (“CytoDyn” or the “Company”), a late-stage biotechnology company developing leronlimab, a CCR5 antagonist with the potential for multiple therapeutic indications, today announced the resolution of its lawsuit (the “Federal Lawsuit”) brought in the United States District Court for the District of Delaware against the activist group led by Paul Rosenbaum and Bruce Patterson (the “Rosenbaum/Patterson Group” or the “Activist Group”).

In connection with the Federal Lawsuit, the Activist Group issued more than 30 pages of corrective and new disclosures, including the corrective disclosures previously made in connection with the Court’s Stipulated Order. The new disclosures demonstrate that the Activist Group was not forthcoming with shareholders about its conflicts of interest, sources of funding and agenda at the outset. The Company believes there remain numerous open questions about the Activist Group’s disclosures, but the Company has decided it is not worth further litigation on those issues now that it has become fully apparent that the Activist Group has been untruthful.

Specifically with respect to the resolution of the Federal Lawsuit, the Activist Group took the following steps, which were conveyed in its public filings made after the close of the market on Friday, September 17, 2021:

•

The Activist Group dissolved its Schedule 13D group and filed an “exit” Schedule 13D. This means that the formal Activist Group has been reduced from 28 members to 7 individuals, now including only Messrs. Rosenbaum and Patterson, their other three purported nominees and two other individuals. The Activist Group’s total CytoDyn share ownership has now been reduced from 7.67% to 0.96%.

•	The Activist Group has now made significant new disclosures about their financing sources. These new disclosures demonstrate the following:

•

The number and identity of the so-called “Gifting Persons” keeps shifting. The Activist Group maintains its narrative that these individuals and entities decided to “gift” the group with at least hundreds of thousands of dollars. In other words, shareholders are expected to believe that these individuals and entities financially supported the proxy contest without any expectation of a quid pro quo.

•	Originally, the Activist Group claimed there were 71 “Gifting Persons”. In its new disclosures, this number is down to 40 individuals and entities but includes three totally new names.

•

Moreover, the Activist Group has now created a new category of financial supporters called the “Contributing Persons.” This group comprises another 41 individuals and entities. Apparently, these 40 “Contributing Persons” did not “gift” money to the Activist Group, which means they expect something in return, though the Activist Group has not disclosed what the consideration for these contributions is. Among the newly disclosed “Contributing Persons” are entities such as the E Marshall A&B Combined Trust and the J&C Shuler Combined 1969 Trust, about which no further information is provided.

•	The Activist Group had to make corrective disclosures regarding its conflicts of interest, none of which had been disclosed in its initial proxy materials. These include the following:

•

Contrary to the Activist Group’s protestations in their Zoom calls and on social media, IncellDx indeed submitted a written proposal to be acquired by CYDY for a total amount of up to $350 million (not $150 million as claimed before by the Activist Group).

•

The Activist Group admitted that Messrs. Patterson and Beaty collectively own 35.3% of IncellDx along with their families, meaning that they stood to receive approximately $115 million and $8 million, respectively, pursuant to the $350 million proposal.

•

Based on the new disclosures, besides Messrs. Patterson and Beaty, it turns out that at least seven other “Gifting Persons” have interests in IncellDx, five of which were signatories of the original Schedule 13D.

•

The Activist Group now discloses the various patent proceedings of IncellDx and Dr. Patterson involving the Company’s patents and the U.S. Patent Office’s non-final rejection of IncellDx’s patent application.

•

The Activist Group also has now disclosed the lawsuits by Anthony D. Carracciolo and Richard G. Pestell, two former directors and officers of the Company. Until Friday, these two individuals were part of the Schedule 13D group. CytoDyn believes that they were asked to leave the Schedule 13D group because their conflicts of interest became too obvious to ignore. Yet they continue to be “Gifting Persons” who financially back the proxy contest – allegedly without any consideration.

•	None of foregoing had been disclosed in the Activist Group’s initial proxy materials.

•	In their new proxy disclosures, the Activist Group admitted that votes and proxies for their nominees are at risk.

•

As previously announced, CytoDyn informed the Group on July 30, 2021 that its notice of the nomination of five director candidates for the 2021 Annual Meeting was invalid because it failed to comply with the Company’s by-laws.

•

In August, the Group sued the Company in a different court, the Delaware Court of Chancery, seeking declaratory judgment that their nomination notice was valid. This case remains pending and the judge has scheduled a hearing for October 6, 2021. Unless the judge disagrees with CytoDyn, the Group’s director nominations will be disregarded, and no proxies or votes in favor of its nominees will be recognized or tabulated at the 2021 Annual Meeting.

To reiterate, CytoDyn urges shareholders to ignore any further emails or mailings from the Activist Group. Shareholders do not need to take any action at this time. Shareholders will be receiving the Company’s definitive proxy materials once they have been reviewed by the SEC. To the extent shareholders have voted on the Group’s proxy card, they can vote on the Company’s proxy card once it becomes available to revoke their vote on the Activist Group’s card. Only the latest-dated proxy card counts.

About CytoDyn

CytoDyn is a late-stage biotechnology company developing innovative treatments for multiple therapeutic indications using leronlimab, a novel humanized monoclonal antibody targeting the CCR5 receptor. CCR5 plays a critical role in the ability of HIV to enter and infect healthy T-cells and appears to be implicated in tumor metastasis and immune-mediated illnesses, such as NASH.

CytoDyn successfully completed a Phase 3 pivotal trial using leronlimab combined with standard antiretroviral therapies in HIV-infected patients who were heavily treatment-experienced individuals with limited treatment options. CytoDyn is working diligently to resubmit its BLA for this HIV combination therapy since receiving a Refusal to File in July 2020 and subsequently meeting with the FDA telephonically to address their written guidance concerning the filing. On July 1, 2021, CytoDyn announced that it had submitted a dose justification report to the FDA, an integral step in the resubmission process for its BLA. CytoDyn also completed a Phase 2b/3 investigative trial with leronlimab used as a once-weekly monotherapy for HIV-infected patients. CytoDyn plans to initiate a registration-directed study of leronlimab monotherapy indication. If successful, it could support a label expansion approval. Clinical results to date from two trials have shown that leronlimab can maintain a suppressed viral load in a sub-population of R5 HIV patients who chose to switch from their daily pills regimen to once-a-week subcutaneous dose of leronlimab. Several patients on leronlimab’s Phase 2b extension arm have remained virally suppressed for almost 7 years and many patients in our Phase 2b/3 investigative trial are passing two and some four years of monotherapy with suppressed viral load.

CytoDyn is also conducting a Phase 2 clinical trial with leronlimab in mTNBC, a Phase 2 basket trial in solid tumor cancers (22 different cancer indications), Phase 2 investigative trial for post-acute sequelae of SARS COV-2, also known as COVID-19 long haulers, and a Phase 2 clinical trial for NASH. CytoDyn has already completed a Phase 2 and Phase 3 trial for mild-to-moderate and severe-to-critical COVID-19 patients, respectively, for which CytoDyn did not meet its primary or secondary endpoints, except for the secondary endpoint in the critically ill subpopulation. More information is at www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements specifically include statements about leronlimab, its ability to provide positive health outcomes, the possible results of clinical trials, studies or other programs or ability to continue those programs, the ability to obtain regulatory approval for commercial sales, and the market for actual commercial sales. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties including: (i) the regulatory determinations of leronlimab’s efficacy to treat human immunodeficiency virus (“HIV”) patients with multiple resistance to current standard of care, COVID-19 patients, and metastatic Triple-Negative Breast Cancer (“mTNBC”), among other indications, by the U.S. Food and Drug Administration and various drug regulatory agencies in other countries; (ii) the Company’s ability to raise additional capital to fund its operations; (iii) the Company’s ability to meet its debt obligations; (iv) the Company’s ability to enter into partnership or licensing arrangements with third-parties; (v) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion; (vi) the Company’s ability to achieve approval of a marketable product; (vii) the design, implementation and conduct of the Company’s clinical trials; (viii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results; (ix) the market for, and marketability of, any product that is approved; (x) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; (xi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process; (xii) legal proceedings, investigations or inquiries affecting the Company or its products; (xiii) general economic and business conditions; (xiv) changes in foreign, political, and social conditions; (xv) stockholder actions or proposals with regard to the Company, its management, or its board of directors; and (xvi) various other matters, many of which are beyond the Company’s control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this press release.

Important Information

CytoDyn intends to file with the SEC a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting. Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to CytoDyn Inc. at 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021, filed with the SEC on July 30, 2021, and the Company’s definitive proxy statement for the 2020 annual meeting, filed with the SEC on September 1, 2020. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

CONTACTS

Investors:

Cristina De Leon

Office: 360.980.8524

ir@cytodyn.com

OR

Mike Verrechia / Bill Dooley, 800-662-5200

Morrow Sodali

cydy@info.morrowsodali.com

Media:

Dan Zacchei / Joe Germani

Sloane & Company

dzacchei@sloanepr.com / jgermani@sloanepr.com